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                                                                Exhibit 23(b)(i)

                            AMENDMENTS TO BY-LAWS OF
                            THE STRATTON FUNDS, INC.

     Pursuant to (S) 2-109(b) of the Maryland General Corporation Law and
Article IX of the By-Laws of The Stratton Funds, Inc. (the "Corporation"), effective December 10, 2002, the By-Laws of the Corporation shall be amended as follows:

     1. The first sentence of Article II, Section 3 of the By-Laws shall be amended and restated as follows:

             "Special meetings of the stockholders may be called at any time by the Chief Executive Officer or, in the absence or disability of the Chief Executive Officer, by the President, or by a majority of the Board of Directors, and shall be called by the Secretary upon written request of the holders of shares entitled to cast not less than ten percent of all the votes entitled to be cast at such meeting provided that (a) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (b) the stockholders requesting such meeting shall have paid to the Corporation the reasonable estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such stockholders."

All other provisions of Article II, Section 3 shall remain unchanged.

     2. Article III, Section 7 of the By-Laws shall be amended and restated in its entirety as follows:

             "Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the Chief Executive Officer or, in the absence or disability of the Chief Executive Officer, by the President on one day's notice to each director. Special meetings shall be called by the Chief Executive Officer or, in the absence or disability of the Chief Executive Officer, by the President, or by the Secretary in like manner and on like notice on the written request of two directors."

     3. Article V, Section 1 of the By-Laws shall be amended and restated in its entirety as follows:

             "Section 1. Designation. The officers of the Corporation shall be chosen by the Board of Directors and shall include a Chief Executive Officer, a President, a Secretary, a Chief Financial Officer and a Treasurer. The Board of Directors may, from time to time, elect or appoint one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. The Board of Directors, at its discretion, may also appoint a director as Chairman of the Board who shall perform and execute such executive and administrative duties and powers as the Board of Directors shall from time to time prescribe. The same person may hold two or more offices, except that no person shall be both Chief Executive Officer and Vice President, or both President and Vice President, and no officer shall execute, acknowledge or verify any instrument in more

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than one capacity, if such instrument is required by law, the Articles of
Incorporation or these By-Laws to be executed, acknowledged or verified by two or more officers."

     4. Article V, Section 2 of the By-Laws shall be amended and restated in its entirety as follows:

             "Section 2. Election. The Board of Directors shall choose a Chief Executive Officer, a President, a Secretary, a Chief Financial Officer and a Treasurer."

     5. Article V, Section 6 of the By-Laws shall be amended and restated in its entirety as follows:

             "Section 6. President. The President shall be the chief operating officer of the Corporation and shall perform such duties as are incidental to the office of chief operating officer. The President, in the absence or disability of the Chief Executive Officer, shall perform the duties and exercise the powers of the Chief Executive Officer, and shall perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe."

     6. Article V, Section 8 of the By-Laws shall be amended and restated in its entirety as follows:

             "Section 8. Vice President. The Vice Presidents, in the order of their seniority, shall in the absence or disability of the Chief Executive Officer and the President, perform the duties and exercise the powers of the Chief Executive Officer and President and shall perform such other duties as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe."

     7. The second sentence of Section 9 of Article V of the By-Laws shall be amended and restated as follows:

             "He shall give, or cause to be given, notice of meetings to Stockholders and of the Board of Directors, shall have charge of the records of the corporation, including the stock books, and shall perform such other duties as may be prescribed by the Board of Directors, the President or the Chief Executive Officer, under whose supervision he shall be."

All other provisions of Section 9 of Article 5 shall remain unchanged.

     8. Article V, Section 10 of the By-Laws shall be amended and restated in its entirety as follows:

             "Section 10. Assistant Secretaries. The Assistant Secretaries, in order of their seniority, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of Secretary and shall perform such other duties as the Board of Directors, the Chief Executive Officer, the President or the Secretary shall prescribe."


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     9.   Article V, Section 11 of the By-Laws shall be amended and restated in its entirety as follows:

             "Section 11. Treasurer. The Treasurer, in the absence or disability of the Chief Financial Officer, shall perform the duties and exercise the powers of the Chief Financial Officer, and shall perform such other duties as the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer may from time to time prescribe."

     10. Article V, Section 12 of the By-Laws shall be amended and restated in its entirety as follows:

             "Section 12. Assistant Treasurer. The Assistant Treasurer shall, in the absence or disability of the Chief Financial Officer and Treasurer, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties as the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer may from time to time prescribe."

     11. New Section 13 and Section 14 shall be added to Article V of the By-Laws as follows:

             "Section 13. Chief Executive Officer. The Chief Executive Officer shall have general supervision over the business and operations of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall also perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

             Section 14. Chief Financial Officer. The Chief Financial Officer shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, the Chief Financial Officer shall: (i) have general supervision of the funds and property of the Corporation and of the performance by the custodian of its duties with respect thereto; (ii) render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all transactions as Chief Financial Officer; (iii) cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a statement of operations for the preceding fiscal year; and
(iv) perform all acts incidental to the office of Chief Financial Officer, subject to the control of the Board of Directors."

     12. Article VIII, Section 3 of the By-Laws shall be amended and restated in its entirety as follows:

             "Section 3. Execution of Instruments. All deeds, documents, transfers, contracts, agreements and other instruments requiring execution by the Corporation shall be signed by the Chief Executive Officer, President or a Vice President."

     The foregoing amendments to the By-Laws of the Corporation were duly approved by resolution of the Board of Directors at a meeting held on December 10, 2002.


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